UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2014

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1023 Cherry Road, Memphis, Tennessee	38117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

The Merger

On October 27, 2014, Wright Medical Group, Inc. (“Wright”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Tornier N.V., a Dutch public limited company (naamloze vennootschap) (“Tornier”), Trooper Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of Tornier (“Holdco”), Trooper Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Tornier (“Merger Sub”), pursuant to which Merger Sub will merge with and into Wright, with Wright as the surviving corporation and an indirect wholly-owned subsidiary of Tornier (the “Merger”). As a result of the Merger, Tornier will be renamed “Wright Medical Group N.V.” Upon completion of the Merger, Wright shareholders will own approximately 52% of the combined company on a fully diluted basis and Tornier stockholders will own approximately 48%.

At the effective time of the Merger, each share of Wright common stock will be converted into the right to receive 1.0309 ordinary shares of Tornier, and, as of immediately prior to the effective time of the Merger, (1) each option to acquire Wright common stock that is then outstanding will be (or, to the extent it is unvested, will automatically become) fully vested and exchanged for an option to acquire, on the same terms and conditions as applied to the option prior to the Merger (after giving effect to the acceleration of vesting as a result of the Merger), that number of Tornier ordinary shares that is equal to the product of (i) the number of shares of Wright common stock subject to the option and (ii) 1.0309, rounded down to the nearest whole number of Tornier ordinary shares, at an exercise price per Tornier ordinary share equal to the quotient obtained by dividing (x) the per share exercise price of the Wright option by (y) 1.0309, rounded up to the nearest whole cent, (2) each Wright restricted share will become fully vested and free of any forfeiture restrictions and be converted into the right to receive 1.0309 ordinary shares of Tornier and (3) each Wright restricted stock unit award will become fully vested and free of any forfeiture restrictions, and, at the effective time, be cancelled, extinguished and converted into the right to receive that number of Tornier ordinary shares that is equal to the product of (i) the total number of shares of Wright common stock underlying the award immediately prior to the effective time and (ii) 1.0309.

Conditions to the Merger

Each party’s obligation to implement the Merger is subject to certain customary conditions, including (1) the adoption of the Merger Agreement by Wright shareholders holding a majority of the outstanding shares of Wright’s common stock, (2) the approval by Tornier shareholders of the Merger Agreement and issuance of Tornier ordinary shares in connection with the Merger, (3) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or applicable antitrust or competition laws of other jurisdictions in connection with the Merger having expired or having been terminated, (4) there shall be no action pending against Tornier, Holdco, Merger Sub or Wright seeking to enjoin the Merger, seeking material damages in connection with the Merger, seeking to compel Wright or Tornier of any material assets as a result of the Merger or seeking to impose criminal liability on Tornier, Holdco, Merger Sub or Wright in connection with the Merger, (5) the truth and accuracy of the other party’s representations and warranties in the Merger Agreement, generally subject to a Material Adverse Effect (as defined in the Merger Agreement) standard and (6) the performance by the other party of all of its obligations and compliance with all of its covenants under the Merger Agreement in all material respects.

Combined Company Governance

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger: (1) the board of directors of the combined company will consist of 10 individuals, including five individuals who are nominees of the board of directors of Wright immediately prior to the effective time and five individuals who are nominees of the board of directors of Tornier immediately prior to the effective time; (2) Robert J. Palmisano will be appointed Chief Executive Officer of the combined company; (3) David H. Mowry will be appointed Executive Vice President and Chief Operating Officer of the combined company; and (4) an individual designated by Tornier at a later date will be appointed Chairman of the Board of the combined company. In addition, under the terms of the Merger Agreement, Tornier has agreed to take action necessary to list the Tornier ordinary shares to be issued in connection with the Merger on the NASDAQ Global Select Market and to change the trading symbol for its ordinary shares to “WMGI” upon the effective time of the Merger.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants by Wright and Tornier. Wright and Tornier have agreed, among other things, subject to certain exceptions, not to (1) directly or indirectly initiate, seek, or solicit, or knowingly encourage or facilitate any offer or alternative proposal for specified alternative transactions, or (2) participate or engage in discussions or negotiations regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made or, to Wright’s or Tornier’s knowledge, is considering making such an offer or proposal, (3) terminate, amend, modify, or waive any standstill or similar obligation (subject to certain conditions), or (4) enter into any agreement with respect to an alternative proposal. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, their commercially reasonable efforts to cause the Merger to be consummated as promptly as practicable. Subject to certain exceptions, the Merger Agreement also requires each of Wright and Tornier to call and hold shareholders’ meetings and requires the board of directors of each of Wright and Tornier to recommend approval of the Merger.

Termination

The Merger Agreement may be terminated by mutual written consent of Tornier and Wright. The Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (1) the Merger shall not have become effective by September 30, 2015 (the “Termination Date”), subject to certain conditions, provided that the Termination Date shall be extended to December 31, 2015 if all required regulatory approvals are not received by September 30, 2015, (2) the Tornier and/or Wright shareholder approvals are not obtained, (3) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied, or (4) the Merger violates applicable law that would result in the Merger being unlawful.

The Merger Agreement provides that Wright must pay Tornier a termination fee of $46 million (the “Termination Fee”) plus expenses not to exceed $5 million if the Merger Agreement is terminated because (1) the Wright board of directors or committee thereof (i) makes an Adverse Recommendation Change (as defined in the Merger Agreement), (ii) does not include its recommendation in the Joint Proxy Statement (as defined in the Merger Agreement), or (iii) publicly proposes to take any actions in clauses (i) and (ii), (2) Wright materially breaches the non-solicitation clause of the Merger Agreement, or (3) Wright enters into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) prior to obtaining the requisite Wright shareholder approval, and while in compliance with the non-solicitation clause of the Merger Agreement.

The Merger Agreement also provides that Tornier must pay Wright the Termination Fee plus expenses not to exceed $5 million if the Merger Agreement is terminated because (1) the Tornier board of directors or committee thereof (i) makes an Adverse Recommendation Change (as defined in the Merger Agreement), (ii) does not include its recommendation in the Joint Proxy Statement (as defined in the Merger Agreement), or (iii) publicly proposes to take any actions in clauses (i) and (ii), (2) Tornier materially breaches the non-solicitation clause of the Merger Agreement, or (3) Tornier enters into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) prior to obtaining the requisite Tornier shareholder approval, and while in compliance with the non-solicitation clause of the Merger Agreement.

The summary of the terms of the Merger Agreement is intended to provide information about the terms of the Merger. The terms and information in the Merger Agreement should not be relied on as disclosures about Wright or Tornier without consideration of the entirety of public disclosure by Wright and Tornier as set forth in all of their respective public reports with the SEC. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Merger. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Wright and Tornier will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Voting and Support Agreement

On October 27, 2014, concurrently with the execution of the Merger Agreement, Wright entered into a voting and support agreement (the “Voting and Support Agreement”) with TMG Holdings Coöperatief U.A., an affiliate of Warburg Pincus LLC and a principal shareholder of Tornier, pursuant to which, among other things and subject to the terms and conditions therein, such shareholder agreed to vote all shares of capital stock of Tornier that it beneficially owns, representing approximately 21.9% of the total current outstanding voting power of Tornier, in favor of the Merger and the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, and any actions required in furtherance thereof.

The foregoing summary of the Voting and Support Agreement is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On October 27, 2014, Wright Medical Group, Inc. issued a press release announcing its revenue for the quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.2 to this Current Report and is not considered “filed” under the Exchange Act, and shall not be incorporated into any previous or future filings by Wright under the Securities Act or the Exchange Act.

The press release attached as Exhibit 99.2 to this Current Report includes the non-GAAP measure of net sales, excluding the impact of foreign currency. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Wright believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

For Wright’s internal budgeting process and evaluation of net sales performance, Wright’s management uses net sales in constant currency. Further, this non-GAAP financial measure facilitates management’s internal comparisons to both Wright’s historical operating results and to its competitors’ operating results.

To measure Wright’s sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign exchange rates, which affects the comparability and trend of sales. Net sales, excluding the impact of foreign currency, is calculated by translating current year results at prior year average foreign currency exchange rates. Wright excluded the foreign currency impact on net sales compared to prior year from its non-GAAP measure, primarily because it is not reflective of Wright’s ongoing operating results, and it is not used by management for Wright’s internal budgeting process and evaluation of net sales performance. Wright further believes that excluding this item from its non-GAAP results is useful to investors in that it allows for period-over-period comparability.

Item 9.01. Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 27, 2014, by and among Tornier N.V., Trooper Holdings Inc., Trooper Merger Sub Inc. and Wright Medical Group, Inc.*

10.1	Voting and Support Agreement, dated October 27, 2014, among Wright Medical Group, Inc. and TMG Holdings Coöperatief U.A.

99.1	Joint Press Release of Wright Medical Group, Inc. and Tornier N.V., dated October 27, 2014.

99.2	Press Release of Wright Medical Group, Inc., dated October 27, 2014.

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

Important Additional Information and Where to Find It

In connection with the proposed merger, Tornier plans to file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a joint proxy statement of Wright and Tornier that also constitutes a prospectus of Tornier. Wright and Tornier will make the joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

PARTICIPANTS IN THE SOLICITATION

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2014

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Robert J. Palmisano
	Name:	Robert J. Palmisano
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 27, 2014, by and among Tornier N.V., Trooper Holdings Inc., Trooper Merger Sub Inc. and Wright Medical Group, Inc.

10.1	Voting and Support Agreement, dated October 27, 2014, among Wright Medical Group, Inc. and TMG Holdings Coöperatief U.A.

99.1	Joint Press Release of Wright Medical Group, Inc. and Tornier N.V., dated October 27, 2014.

99.2	Press Release of Wright Medical Group, Inc., dated October 27, 2014.

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.